Exhibit 1.1
ENCORE ACQUISITION COMPANY
9.50% Senior Subordinated Notes Due 2016

Underwriting Agreement
April 22, 2009
BANC OF AMERICA SECURITIES LLC
WACHOVIA CAPITAL MARKETS, LLC,
     As Representatives of the several Underwriters
c/o Banc of America Securities LLC
One Bryant Park, 10th Floor
New York, New York 10039
Ladies and Gentlemen:
Introductory. Encore Acquisition Company, a Delaware corporation (the “Company”), proposes to issue and sell to Banc of America Securities LLC and Wachovia Capital Markets, LLC, as representatives (the “Representatives”) of the several underwriters named on Schedule A hereto (the “Underwriters”) $225,000,000 aggregate principal amount of its 9.50% Senior Subordinated Notes Due 2016 (the “Notes”). The Notes will be guaranteed (collectively, the “Guarantees”) by each of the subsidiary guarantors named in Schedule B hereto (the “Notes Guarantors”, and the Company and the Notes Guarantors collectively, the “EAC Parties”). The Notes and the Guarantees are collectively referred to herein as the “Securities.” The Securities are to be issued under an Indenture dated as of November 16, 2005 (the “Original Indenture”) between the Company, as issuer, and Wells Fargo Bank, National Association, as trustee (“Trustee”), and a Third Supplemental Indenture relating to the Notes (the “Supplemental Indenture” and, together with the Original Indenture and the Second Supplemental Indenture dated as of January 2, 2008, the “Indenture”) to be dated the Closing Date (as defined in Section 2 hereof), between the Company, the Trustee and the Notes Guarantors. The use of the neuter in this Underwriting Agreement (the “Agreement”) shall include the feminine and masculine wherever appropriate.
     1. Representations and Warranties. The EAC Parties, jointly and severally, each represent and warrant to, and agree and covenant with, the Underwriters that:
     (a) General for Registration Statement, Preliminary Prospectus, Prospectus and Disclosure Package. An automatic shelf registration statement on Form S-3 (File No. 333-158680) (the “Initial Registration Statement”), including a base prospectus in respect of the Securities, has been filed with the Securities and Exchange Commission (the “Commission”) and became effective upon filing under Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”); the base prospectus included in the Initial Registration Statement at the time the Initial Registration Statement became effective is hereinafter called the “Base Prospectus”; no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses and prospectus supplements filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act, each in the form heretofore delivered to you); and no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; any preliminary prospectus supplement specifically relating to the Securities, together with the Base Prospectus, included in the Initial Registration Statement or otherwise filed with the Commission pursuant to Rule 424(b) under the Securities Act, is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement as amended at the Applicable Time (as defined below), including all exhibits thereto (other than Form T-1), the documents incorporated by reference in the Base Prospectus contained therein and any information included in any prospectus supplement that is filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed a part of the Initial Registration Statement pursuant to Rule 430B under the Securities Act, are hereinafter collectively called the “Registration Statement”; the final prospectus supplement specifically relating to the Securities, in the form first filed, or transmitted for filing, with the Commission pursuant to Rule 424(b) under the Securities Act, together with the Base Prospectus, is hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or Prospectus or as of the Applicable Time, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Initial Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement.
     The term “Disclosure Package,” as used herein, shall mean (i) the Preliminary Prospectus used most recently prior to the Applicable Time, as amended or supplemented at the Applicable Time, (ii) any issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”) identified in Schedule C hereto, (iii) any other “free writing prospectus” (as defined in Rule 405 under the Securities Act) that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package (such Issuer Free Writing Prospectus in clause (ii) and such other “free writing prospectus” in clause (iii) referred to herein as a “Permitted Free Writing Prospectus”), and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule D hereto. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto, the Final Term Sheet and any electronic road show. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company set forth on Schedule D or (iii) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Company not to take any action without the Company’s prior written consent that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter or any other “issuer information” (as defined in Rule 433 under the Securities Act) contained in a free writing prospectus that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriters;
     (b) S-3 Eligibility; Trust Indenture Act; Well-Known Seasoned Issuer and Not an Ineligible Issuer. The EAC Parties meet, and as of the effective date of the Initial Registration Statement met, the requirements for use of Form S-3 under the Securities Act. No order preventing or suspending the use of the Registration Statement or any Preliminary Prospectus has been issued by the Commission, and the Registration Statement, when it became effective, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein. Each of the EAC Parties was at the time of the initial filing of the Registration Statement and at the time such EAC Party or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) eligible to use an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) for the registration of the Securities, including not having been an “ineligible issuer” (as defined in Rule 405 under the Securities Act) at any such time or date. No EAC Party has received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and no EAC Party is the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities;
     (c) Documents Incorporated by Reference. The documents incorporated by reference in the Preliminary Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;
     (d) Registration Statement, Preliminary Prospectus and Prospectus; No Material Misstatements or Omissions. The Registration Statement, the Preliminary Prospectus and the Prospectus conform or will conform, and any further amendments or supplements thereto will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the latest effective date as to the Registration Statement and any amendment thereto as of the applicable filing date as to the Preliminary Prospectus and any amendment or supplement thereto, as of its date, the date that it is filed with the Commission and as of the Closing Date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;
     (e) Disclosure Package. The Disclosure Package did not, as of 5:00 p.m. (Eastern time) on the date of this Agreement (the “Applicable Time”), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;

     (f) Issuer Free Writing Prospectus and Disclosure Package. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;
     (g) Each Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder on the date of first use, and the Company has complied or will comply (within the time period specified in Rule 433) with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to such rules and regulations. The Company has not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule C hereto and the Final Term Sheet. Each Issuer Free Writing Prospectus does not and will not include any information that conflicts with the information contained in the Registration Statement or the Disclosure Package, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;
     (h) No Material Loss or Interference. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement, any Preliminary Prospectus, the Disclosure Package and the Prospectus, there has not been any change in the capital stock or any material increase in the long-term debt of the Company or any of its subsidiaries (other than shares of the Company’s common stock or common units of Encore Energy Partners LP, Delaware limited partnership (“ENP”), issued under equity incentive plans existing on the date of the Preliminary Prospectus) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Disclosure Package;
     (i) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would, individually or in the aggregate, not have a material adverse effect on the condition (financial or other), business, properties, earnings, assets, stockholders’ equity, prospects or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”);
     (j) Organization and Good Standing of Subsidiaries of the Company. Each subsidiary of the Company has been duly incorporated or organized and is an existing corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all outstanding shares of capital stock of each Notes Guarantor that is a corporation have been duly and validly authorized and issued and are fully paid and non-assessable, and the limited partnership agreements or limited liability company agreements governing all outstanding limited partnership interests or limited liability company interests of each Notes Guarantor that is a limited partnership or limited liability company, as the case may be, have been validly executed and delivered, and all capital contributions required under such limited partnership agreements or limited liability company agreements have been paid in full (to the extent required in the applicable limited partnership agreement or limited liability company agreement); and the capital stock, limited partnership interests or limited liability company interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for liens under or permitted by the Company’s Amended and Restated Credit Agreement dated as of March 7, 2007, as amended (the “EAC Credit Facility”), among the Company, Encore Operating, L.P., Bank of America, N.A., as Administrative Agent and L/C Issuer, Fortis Capital Corp. and Wachovia Bank, N.A., as Co-Syndication Agents, BNP Paribas and Caylon New York Branch, as Co-Documentation Agents, and the other lenders party thereto and the Credit Agreement dated as of March 7, 2007, as amended (the “OLLC Credit Facility” and together with the EAC Credit Facility, the “Credit Facilities”) by and among Encore Energy Partners Operating LLC, ENP, Bank of America, N.A., as administrative agent and L/C Issuer, Banc of America Securities LLC, as sole lead arranger and sole book manager, and other lenders party thereto. The Notes Guarantors are the only “Restricted Subsidiaries” of the Company, as such term is defined in the Indenture;
     (k) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by the EAC Parties;

     (l) Authorization, Execution and Delivery of the Indenture. The Indenture has been duly authorized by the Company and each Notes Guarantor; the Notes have been duly authorized by the Company; each Guarantee has been duly authorized by each respective Notes Guarantor; and when the Securities are delivered and paid for pursuant to this Agreement, and executed and authenticated by the trustee in accordance with the provisions of the Indenture, at the Closing Date, (i) the Indenture will have been duly executed and delivered by the Company and will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus, (ii) such Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus and substantially in the form filed or incorporated by reference as an exhibit to the Registration Statement, (iii) the Indenture will have been duly qualified under the Trust Indenture Act, and will conform in all material respects to the requirements thereof, and (iv) the Indenture and such Securities will constitute valid and legally binding obligations of the EAC Parties, as the case may be, enforceable against the Company or the Notes Guarantors, as the case may be, in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles regardless of whether enforcement is sought in law or equity;
     (m) Description of the Securities. The statements set forth in the Preliminary Prospectus and the Prospectus under the captions “Description of Debt Securities” and “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Underwriting,” insofar as it purports to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;
     (n) Non-Contravention of Existing Instruments. The execution, delivery and performance by the EAC Parties of the Indenture, and this Agreement, the issuance and sale of the Securities, and the consummation of the transactions contemplated herein and in the Disclosure Package and the Prospectus (including the use of proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus), and compliance with the terms and provisions thereof do not and will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except for such breaches, violations and defaults as would not have a Material Adverse Effect, or (ii) result in any violation of the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Notes, and each Notes Guarantor has full power and authority to authorize, offer and sell its respective Guarantee;

     (o) No Further Authorizations or Approvals Required. No consent, approval, authorization, or order of, or registration or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by (i) this Agreement in connection with the issuance and sale of the Notes, or (ii) the issuance of the Guarantees by the Notes Guarantors, except such as have been, or will have been prior to the Closing Date, obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;
     (p) Commissions. Except as disclosed in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any Notes Guarantor and any person that would give rise to a valid claim against the Company, any Notes Guarantor or any Underwriter for a brokerage commission, finder’s fee or other like payment with respect to the offer and sale of the Securities;
     (q) No Violation of Charter, By-Laws or Other Agreement. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound except where such violations or defaults would not have a Material Adverse Effect;
     (r) Title to Properties. The Company and its subsidiaries have (1) good and indefeasible title to all of their interests in the oil and gas properties described in the Disclosure Package and the Prospectus, (2) good and indefeasible title in fee simple to all other real property owned by the Company or any of its subsidiaries and (3) good title to all personal property owned by the Company or any of its subsidiaries, in each case, free and clear of all liens, encumbrances and defects, except (i) as described in the Disclosure Package and the Prospectus, (ii) liens securing taxes and other governmental charges, or claims of materialmen, mechanics and similar persons, not yet due and payable, (iii) liens and encumbrances under oil and gas leases, options to lease, operating agreements, utilization and pooling agreements, participation and drilling concessions agreements and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry, (iv) liens arising under or permitted by the Credit Facilities or (v) liens, encumbrances and defects that do not, individually or in the aggregate, materially affect the value of such properties or materially interfere with the use made or proposed to be made of such properties by the Company or the Notes Guarantors; except as described in the Disclosure Package and the Prospectus, the leases, options to lease, drilling concessions or other arrangements held by the Company and its subsidiaries reflect in all material respects the right of the Company and its subsidiaries to explore the unexplored and undeveloped acreage described in the Disclosure Package and the Prospectus, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases, options to lease, drilling concessions and other arrangements was generally consistent with standard industry practices for acquiring or procuring leases to explore acreage for hydrocarbons; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such real property and buildings by the Company or its subsidiaries;
     (s) Insurance. The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their business and the value of their respective properties as is customary for companies engaged in similar businesses in similar industries; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;
     (t) Disclosure of Relationships. Except as disclosed in the Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, that are required by the Securities Act to be described in the Disclosure Package and the Prospectus;
     (u) All Necessary Permits, etc. The Company and its subsidiaries possess all licenses, franchises, certificates, permits, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in Disclosure Package and the Prospectus except where the failure to possess such Governmental Licenses or make such declaration and filings would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses except where the failure to so comply would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; all of such Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such Governmental Licenses will not be renewed in the ordinary course, except for notices, modifications or non-renewals as would not, individually or in the aggregate, have a Material Adverse Effect;
     (v) No Labor Disturbances or Disputes. No labor disturbance or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, which disturbance or dispute would have a Material Adverse Effect;
     (w) Intellectual Property Rights. The Company and its subsidiaries own, possess or can acquire on reasonable terms adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own, possess or acquire such intellectual property rights would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;
     (x) Environmental Laws. Except as disclosed in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim;
     (y) No Material Actions or Proceedings. Except as disclosed in the Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture this Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated;
     (z) Preparation of Financial Statements. The financial statements and the notes related thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and changes in their consolidated cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the assumptions used in preparing any pro forma financial data included or incorporated by reference in the Disclosure Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma data therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts; and the other financial information included or incorporated by reference in the Disclosure Package and the Prospectus, including oil and gas production information, has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby;
     (aa) Independent Accountants. Ernst & Young LLP, who has certified certain financial statements of the Company, is the independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board;
     (bb) Reserve Engineer. Miller and Lents, Ltd. (the “Engineer”), whose reserve evaluations are referenced or appear, as the case may be, in the Disclosure Package and the Prospectus were, as of December 31, 2006, December 31, 2007 and December 31, 2008, and are, as of the date hereof, independent engineers with respect to the Company; and the historical information underlying the estimates of the reserves of the Company supplied by the Company to the Engineer for the purposes of preparing the reserve reports of the Company referenced in the Disclosure Package and the Prospectus (the “Reserve Reports”), including, without limitation, production volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts or under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Company’s ownership interests in properties, was true and correct on the date that each such Reserve Report was prepared in all material respects in accordance with customary industry practices;
     (cc) Company Not an “Investment Company”. Neither the Company nor any Notes Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and neither the Company nor any Notes Guarantor is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act;
     (dd) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act has notified the Company that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company or any securities of the Company or (ii) any change with negative implications in the outlook for any rating of the Company or any securities of the Company;

     (ee) Internal Controls. The EAC Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (ff) Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     (gg) Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, and such disclosure controls and procedures are effective at the reasonable assurance level to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; since the date of the most recent evaluation of such disclosure controls and procedures, there has not been any change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act that are effective;
     (hh) Compliance with Regulations. Neither the Company nor any of its subsidiaries has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System. The Company does not own, and none of the proceeds from the offering of the Securities will be used directly or indirectly to purchase or carry any “margin stock” as defined in Regulation U;

     (ii) Tax Law Compliance. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof to the extent that such taxes have become due and are not being contested in good faith with such exceptions as would not singly or in the aggregate result in a Material Adverse Effect; and except as otherwise disclosed in the Disclosure Package and the Prospectus, there is no tax deficiency that has been asserted against the Company or any of its subsidiaries or any of their respective properties or assets which has had, nor does the Company have any knowledge of any tax deficiency, which if determined adversely to the Company or its subsidiaries might have, a Material Adverse Effect; and
     (jj) No Restrictions on Dividends. Except as described in the Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution to the Company on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriters, and each of the Underwriters agree to purchase from the Company, the Securities set forth opposite such Underwriter’s name on Schedule A, at a purchase price (the “Purchase Price”) of 90.228% of the principal amount thereof, plus accrued interest, if any, on the Securities from April 27, 2009 to the Closing Date.
The Company will deliver against payment of the Purchase Price the Securities in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global Securities will be held only in book-entry form through DTC. The Underwriters shall make payment of the Purchase Price for the Securities in Federal (same day) funds by wire transfer to the account or accounts designated by the Company at the office of Baker Botts L.L.P. at 9:00 A.M. (Houston, Texas time), on April 27, 2009 or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Securities. The Global Securities will be made available for checking at the above office of Baker Botts L.L.P. at least 24 hours prior to the Closing Date.
     3. The Company agrees with the Underwriters:
     (a) Compliance with the Securities Act and the Exchange Act. To prepare the Prospectus in the form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the Closing Date which shall be disapproved by you promptly after reasonable notice thereof;

to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;
     (b) Final Term Sheet. To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by the Representatives and attached as Schedule D hereto (the “Final Term Sheet”), and to file such term sheet pursuant to Rule 433 under the Securities Act within the time required by such Rule;
     (c) Blue Sky Laws. Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
     (d) Delivery of the Prospectus. Prior to 10:00 a.m., New York City time, on the New York business day next succeeding the date of this Agreement, to furnish the Underwriters with electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required by law or regulation at any time after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

     (e) Earnings Statement. To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
     (f) Retention of Issuer Free Writing Prospectuses. If at any time after the date hereof and prior to the Closing Date, any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or, when considered together with the most recent Preliminary Prospectus, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon its reasonable request or as required by the Securities Act, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;
     (g) Investment Company. To take such steps as shall be necessary to ensure that no EAC Entity shall become an “investment company” as defined in the Investment Company Act;
     (h) Application of Proceeds. To apply the net proceeds from the sale of the Securities as set forth in the Disclosure Package and the Prospectus;
     (i) Stabilization. To not directly or indirectly take any action designed to or which constitutes or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, unlawful stabilization or manipulation of the price of any security of the EAC Parties to facilitate the sale or resale of the Securities; and
     (j) Agreement Not to Offer to Sell Additional Securities. For a period of 90 days after the date of this Agreement, to not, and not to permit its subsidiaries or other affiliates over which the Company exercises management or voting control, nor any person acting on its behalf, without the prior written consent of the Representatives (which consent may not be unreasonably withheld), to offer, sell, contract to sell, or otherwise dispose of, directly or indirectly, securities that are substantially similar to the Notes.
     4. Payment of Expenses. The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus

and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, any Blue Sky or Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 3(c) hereof, including the fees and disbursements of one counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 6 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
     5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters hereunder shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the EAC Parties in this Agreement are, at and as of the Closing Date, true and correct in all material respects (except where such representations and warranties and other statements are qualified by materiality, in which case such representations and warranties and other statements shall be true and correct in all respects), the condition that the EAC Parties shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) Compliance with Registration Requirements; No Stop Order. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 3(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Opinion of Counsel for the Underwriters. Andrews Kurth LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Closing Date, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) Opinion of Counsel for the Company. Baker Botts L.L.P., counsel for the Company, shall have furnished to you its written opinion, dated the Closing Date, in form and substance reasonably satisfactory to you, to the effect that:
     (i) The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization. The Company and its subsidiaries have all corporate, partnership or limited liability company power and authority necessary, as the case may be, to own or hold their respective properties and to conduct their respective businesses as described in the Disclosure Package and the Prospectus;
     (ii) All the outstanding shares of capital stock or other equity interests of the Notes Guarantors have been duly and validly authorized and issued, are fully paid (in the case of limited partnership or limited liability company interests, to the extent required under the respective partnership or limited liability company agreements) and non-assessable (in the case of limited partnership or limited liability company interests, except as such non-assessability may be limited by the limited partnership or limited liability company statute of the jurisdiction of organization of such entity) and are owned by the Company, free and clear of all liens, encumbrances, equities or claims, except as otherwise described in the Disclosure Package and the Prospectus or as set forth in or permitted by the EAC Credit Facility;
     (iii) The Company has the corporate power and authority to execute and deliver this Agreement and the Indenture and to incur and perform all of its obligations thereunder (including the use of proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus); and all action required to be taken by the Company for the due and proper authorization, execution and delivery of each of this Agreement, the Indenture and the consummation of the transactions contemplated thereby (including the use of proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus) have been duly and validly taken;
     (iv) This Agreement has been duly authorized, executed and delivered by the EAC Parties;
     (v) The Original Indenture has been duly authorized, executed and delivered by the Company; the Supplemental Indenture has been duly authorized, executed and delivered by the Company and each Notes Guarantor; the Notes have been duly authorized by the Company, and when the Notes have been duly executed and authenticated by the Trustee in accordance with the terms of the Indenture and paid for by the Underwriters in accordance with the terms of this Agreement, each of the Indenture and the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles regardless of whether enforcement is sought in law or equity; and the Indenture has been duly qualified under the Trust Indenture Act;
     (vi) Each Guarantee has been duly authorized by the relevant Notes Guarantor. When the Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Guarantee of each Notes Guarantor endorsed thereon will be a valid and legally binding obligation of such Notes Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors’ rights generally and to general equitable principles regardless of whether enforcement is sought in law or equity;
     (vii) The execution, delivery and performance by the EAC Parties of the Indenture, this Agreement, the issuance and sale of the Securities, and the consummation of the transactions contemplated thereunder (including the use of proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement or instrument set forth on Exhibit A to such counsel’s opinion (to be limited to documents filed as exhibits to the Company’s Form 10-K for the fiscal year ended December 31, 2008 and any filings under the Exchange Act since such Form 10-K made by the Company with the Commission), (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any U.S. federal or Texas law or statute, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, or any judgment, order or regulation of any U.S. or Texas court or governmental or regulatory authority except, in the case of clauses (i) and (iii) above, for such conflicts, breaches, violations, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect;
     (viii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental or regulatory authority of the United States of America, the State of Delaware (solely with respect to the Delaware General Corporation Law) or the State of Texas is required for the execution, delivery and performance by the Company of the Indenture, this Agreement, the issuance and sale of the Securities being delivered at the Closing Date, and the consummation of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters
     (ix) To the knowledge of such counsel, except as described in the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of such counsel, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others;
     (x) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act;
     (xi) The documents incorporated by reference in the Preliminary Prospectus and the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date, (other than the financial statements and related schedules, other financial data and oil and gas reserve and production data therein, as to which such counsel need express no opinion) when they became effective or were filed with the Commission, as the case may be, appear on their face to have complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;
     (xii) The statements in the Preliminary Prospectus and the Prospectus under the caption “Certain United States Federal Tax Considerations,” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein;
     (xiii) The statements in the Preliminary Prospectus and the Prospectus under the captions “Description of Other Indebtedness,” “Description of Debt Securities” and “Description of the Notes” insofar such statements purport to summarize certain provisions of documents referred to therein and reviewed by such counsel, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein;
     (xiv) The Registration Statement has become effective under the Securities Act; any required filing of the Preliminary Prospectus and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and
     (xv) The Registration Statement, the Preliminary Prospectus and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the Closing Date for the Securities (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the Trust Indenture Act and the rules and regulations thereunder;
     Such counsel shall also state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm and independent petroleum engineer of the Company and with your representatives and your counsel, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed and, although they have not undertaken to determine independently, are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, except for those referred to in the opinion in subsections (xii) and (xiii) of this Section 5(c), no facts have come to such counsel’s attention that lead it to believe that (A) the Registration Statement, at the latest effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) that the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) that the Prospectus, as of its issue date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In this paragraph, references to the Registration Statement, the Disclosure Package or the Prospectus do not include references to any of the following, as to which such counsel will not be asked to comment, which the Registration Statement, the Disclosure Package or the Prospectus contains or incorporates by reference or omits: (i) any financial statements or schedules included or incorporated by reference, including the notes thereto and the independent registered public accounting firm’s reports thereon and the other financial and accounting data included therein or omitted therefrom, (ii) the estimated oil and natural gas reserve evaluations and related calculations of Miller and Lents, Ltd., independent petroleum engineers, (iii) the other information of a financial or reserve nature included or incorporated by reference therein, (iv) representations and warranties and other statements of fact included in any exhibits thereto, and (v) the Trustee’s Statement of Eligibility on Form T-1.
     (d) Accountants’ Comfort Letter. Ernst & Young LLP shall have furnished to you a letter, dated the date hereof, to the effect set forth in Annex E hereto, and a letter, dated the Closing Date, as to such other matters as you may reasonably request and in form and substance satisfactory to you;
     (e) No Material Adverse Change. There shall not have been any change, or any development that can be expected to have a material adverse effect on the condition (financial or otherwise), business prospects or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus (exclusive of any supplement thereto) the effect of which, in the judgment of the Representatives, is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).
     (f) No Ratings Agency Change. No downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;
     (g) No Material Market Changes. There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Securities;
     (h) Officers’ Certificate. The Company shall have furnished or caused to be furnished to you at the Closing Date a certificate or certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request; and
     (i) Reserve Engineer’s Report. The Engineer shall have delivered to you at the Closing Date, a letter in form and substance reasonably satisfactory to you, stating, as of the date hereof and as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified information with respect to the oil and gas reserves is given or incorporated in the Prospectus as of the date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the oil and gas reserves of the Company.
     6. Indemnification and Contribution.
     (a) Indemnification of the Underwriters. Subject to Section 6(g) below, each of the EAC Parties, jointly and severally, agrees to indemnify and hold harmless each

Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, the information specified in Section 6(g) hereof or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 6 being deemed to include the Prospectus, any Preliminary Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), in any “issuer information” (as defined in Rule 433 under the Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission or in any Prospectus together with any combination of one or more Permitted Free Writing Prospectuses or Non-Prospectus Road Show, if any, or any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, Permitted Free Writing Prospectus or Non-Prospectus Roadshow, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, the information specified in Section 6(g) hereof or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus, Permitted Free Writing Prospectus or Non-Prospectus Roadshow in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (b) Indemnification of the EAC Parties, their Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the EAC Parties, their directors and officers, and any person who controls any of the EAC Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the EAC Parties or any such person may incur under the Securities Act, the

Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, the information specified in Section 6(g) hereof or any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, the information specified in Section 6(g) hereof or any omission or alleged omission to state a material fact in such Prospectus, Permitted Free Writing Prospectus or Non-Prospectus Roadshow in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (c) Notifications and Other Indemnification Procedures. If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against any of the EAC Parties or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 6, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise to the extent it is not materially prejudiced as a result thereof. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
     (d) Contribution. If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsections (a) and (b) of this Section 6 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the EAC Parties on the one hand and the Underwriters on the other hand from the offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the EAC Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the EAC Parties on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Securities (net of underwriting discounts and commissions but before deducting expenses) received by the EAC Parties, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Notes. The relative fault of the EAC Parties on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the EAC Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
     (e) Contribution Allocation. The EAC Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective underwriting commitments and not joint.
     (f) The indemnity and contribution agreements contained in this Section 6 and the covenants, warranties and representations of the EAC Parties contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the EAC Parties, their directors or officers or any person who controls the EAC Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the acceptance of and payment for any of the Securities. The EAC Parties and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the EAC Parties, against any of the EAC Parties’ officers or directors in connection with the issuance and sale of the Notes, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus or any Non-Prospectus Roadshow.
     (g) The statements set forth in (i) the last paragraph on the cover page of the Preliminary Prospectus and the Prospectus, (ii) the statements set forth in the third, sixth and seventh paragraphs contained in the section under the caption “Underwriting” in any Preliminary Prospectus or the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, and (iii) the penultimate and final paragraphs contained in the section under the caption “Underwriting” in any Preliminary Prospectus or the Prospectus, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 1 and 6 hereof.
     (h) Without limitation of and in addition to their obligations under the other paragraphs of this Section 6, the EAC Parties, jointly and severally, agree to indemnify and hold harmless Banc of America Securities LLC (in the capacity described in this paragraph, the “Independent Underwriter”), its directors, officers and employees and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which the Independent Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, the Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of NASD Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agree to reimburse the Independent Underwriter and each such director, officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Independent Underwriter or such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the EAC Parties shall not be liable in any such case to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from the gross negligence or willful misconduct of the Independent Underwriter.
     7. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters by notice given by the Representative to the Company prior to the delivery of and payment for the Securities if at any time prior to such time, (a) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange, (b) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (d) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets, in your sole judgment, is material and adverse and, in the case of any of the events specified in clauses (a) through (d), such event, singly or together with any other such event, makes it, in the Representative’s sole judgment, impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Prospectus
     8. Defaulting Underwriter. If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the principal amount of the Securities that the defaulting Underwriter agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of the Securities set forth opposite the name of each remaining non-defaulting Underwriter in Schedule A hereto bears to the aggregate principal amount of the Securities set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule A hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on the Closing Date if the aggregate principal amount of the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10% of the aggregate principal amount of the Securities to be purchased on the Closing Date, and any remaining non-defaulting Underwriters shall not be obligated to purchase more than 110% of the principal amount of the Securities that it agreed to purchase on the Closing Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives and the Company who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, the aggregate principal amount of the Securities to be purchased on the Closing Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives and the Company do not elect to purchase the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of the Securities by other underwriters are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 4 and 6. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule A hereto that, pursuant to this Section 8, purchases Notes that a defaulting Underwriter agreed but failed to purchase.
     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.
     9. Reimbursement of Expenses. If this Agreement is terminated pursuant to Section 7 hereof, neither the Company nor the Notes Guarantors shall then be under any liability to any Underwriter except as provided in Sections 4 and 6 hereof; but, if for any other reason the Securities are not delivered by or on behalf of the Company or the Notes Guarantors as provided herein, the EAC Parties will reimburse you for all out of pocket expenses approved in writing by you, excluding termination pursuant to Sections 7(a), (c) or (d) hereof, including fees and disbursements of one counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the EAC Parties shall then be under no further liability to any Underwriter except as provided in Sections 4 and 6 hereof.
     10. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to (i) Banc of America Securities LLC, One Bryant Park, 18th Floor, New York, New York 10036, Attention: Legal Department, Fax: 212-901-7897, and (ii) Wachovia Capital Markets, LLC, 301 S. College St. NC0737, Charlotte, North Carolina, Attention: Todd Schanzlin, Fax: 704-383-6228; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Encore Acquisition Company, 777 Main Street, Suite 1400, Fort Worth, Texas 76102, Attention: President, with a copy to Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002, Attention: Sean T. Wheeler. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     11. Parties at Interest; Successors and Assigns. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Notes Guarantors and, to the extent provided in Sections 6 hereof, the officers and directors of the EAC Parties and each person who controls the Company, the Notes Guarantors or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.
     12. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this

Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     14. Submission to Jurisdiction; Waiver of Jury Trial. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the parties hereto consent to the jurisdiction of such courts and personal service with respect thereto. The parties hereto hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the EAC Parties each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The EAC Parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the EAC Parties and may be enforced in any other courts to the jurisdiction of which the EAC Parties are or may be subject, by suit upon such judgment
     15. Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
     16. Tax Disclosures. Notwithstanding anything herein to the contrary, the EAC Parties are each authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or the Notes Guarantors relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     17. No Fiduciary Relationship. The EAC Parties hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Securities. The EAC Parties further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the EAC Parties, their management, stockholders, debtholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the EAC Parties, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the EAC Parties hereby confirm their understanding and agreement to that effect. The EAC Parties and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the EAC Parties regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the EAC Parties. The EAC Parties hereby waive and release, to the fullest extent permitted by law, any claims that the EAC Parties may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the EAC Parties in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
     18. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
     19. No Prior Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the EAC Parties and the Underwriters, or any of them, with respect to the subject matter hereof.
     20. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

If the foregoing is in accordance with your understanding, please so indicate in the space provided for below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the parties hereto.

Very truly yours, ENCORE ACQUISITION COMPANY
By:	/s/ Robert C. Reeves
	Name:	Robert C. Reeves
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

EAP OPERATING, LLC
By:	/s/ Robert C. Reeves
	Name:	Robert C. Reeves
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

EAP PROPERTIES, INC.
By:	/s/ Robert C. Reeves
	Name:	Robert C. Reeves
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

ENCORE OPERATING, L.P. By: EAP Operating, LLC, its general partner
By:	/s/ Robert C. Reeves
	Name:	Robert C. Reeves
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

ENCORE OPERATING LOUISIANA LLC
By:	/s/ Thomas H. Olle
	Name:	Thomas H. Olle
	Title:	President and Assistant Secretary

Accepted as of the date hereof: Banc of America Securities LLC
By:	/s/ Lex Maultsby
	Name:	Lex Maultsby
	Title:	Managing Director

Wachovia Capital Markets, LLC
By:	/s/ Jeff Gore
	Name:	Jeff Gore
	Title:	Managing Director

Schedule A

Principal Amount of Notes
Underwriters	to be Purchased
Banc of America Securities LLC	$74,250,000.00
Wachovia Capital Markets, LLC	45,000,000.00
BNP Paribas Securities Corp.	13,500,000.00
Caylon Securities (USA) Inc.	13,500,000.00
Fortis Securities LLC	13,500,000.00
RBC Capital Markets Corporation	13,500,000.00
Comerica Securities, Inc.	6,750,000.00
U.S. Bancorp Investments, Inc.	6,750,000.00
Wedbush Morgan Securities Inc.	6,750,000.00
BBVA Securities Inc.	4,500,000.00
Daiwa Securities America Inc.	4,500,000.00
DnB NOR Markets, Inc.	4,500,000.00
DZ Financial Markets LLC	4,500,000.00
Natixis Bleichroeder Inc.	4,500,000.00
Scotia Capital (USA) Inc.	4,500,000.00
RBS Securities Inc.	2,250,000.00
SunTrust Robinson Humphrey, Inc.	2,250,000.00

TOTAL:	$225,000,000

A-1

Schedule B
Notes Guarantors:
EAP Operating, LLC
EAP Properties, Inc.
Encore Operating, L.P.
Encore Operating Louisiana, LLC

B-1

Schedule C
Issuer Free Writing Prospectus
Final Term Sheet

C-1

Schedule D
Filed pursuant to Rule 433
Registration No. 333-158680
April 22, 2009
Pricing Term Sheet
Relating to Preliminary Prospectus Supplement Dated April 22, 2009 of
Encore Acquisition Company
This term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement referenced above. The information in this term sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting IDEA on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC at (800) 294-1322 or Wachovia Securities at (704) 715-0540.

Issuer:	Encore Acquisition Company (the “Company”)
Security Description:	Senior Subordinated Notes
Distribution:	SEC Registered
Face:	$225,000,000
Gross Proceeds:	$207,513,000
Net Proceeds to Issuer (before expenses):	$203,013,000
Coupon:	9.500%
Maturity:	May 1, 2016
Offering Price:	92.228%
Yield to Maturity:	11.125%
Spread to Treasury:	+ 864 basis points
Benchmark:	UST 2.375% due 03/31/2016
Ratings:	B1/B
Interest Pay Dates:	May 1 and November 1
Beginning:	November 1, 2009
Equity Clawback:	Up to 35% at 109.500%
Until:	May 1, 2012
Optional redemption:	Makewhole call at T+ 50 bps prior to May 1, 2013, then

On or after:	Price:

2013	104.750%
2014	102.375%
2015 and thereafter	100.000%

Change of control:		Put @ 101% principal amount plus accrued interest
Trade Date:		April 22, 2009
Settlement Date:	(T+3)	April 27, 2009
CUSIP:		29255W AJ9
ISIN:		US29255WAJ99
Denominations:		$1,000
Bookrunners:		Banc of America Securities LLC
Wachovia Capital Markets, LLC

Co-Managers:		BNP Paribas Securities Corp.
Caylon Securities (USA) Inc.
Fortis Securities LLC
RBC Capital Markets Corporation
Comerica Securities, Inc.

D-1

U.S. Bancorp Investments, Inc.
BBVA Securities Inc.
Daiwa Securities America Inc.
DnB NOR Markets, Inc.
DZ Financial Markets LLC
Natixis Bleichroeder Inc.
Scotia Capital (USA) Inc.
RBS Securities Inc.
SunTrust Robinson Humphrey, Inc.
Wedbush Morgan Securities Inc.
On a pro forma as adjusted basis after giving effect to the sale of the notes, the use of proceeds of this offering and amounts outstanding under the Company’s revolving credit facility as of April 21, 2009, the Company would have had total debt of $1.2 billion and stockholders’ equity of $1.3 billion as of December 31, 2008. As of December 31, 2008, on a pro forma as adjusted basis after giving effect to the sale of the notes, the use of proceeds of this offering and amounts outstanding under the Company’s revolving credit facility as of April 1, 2009, the Company would have had $150.4 million of senior indebtedness outstanding and approximately $749.6 million of additional borrowing capacity under its revolving credit facility, subject to specific requirements, including compliance with financial covenants.

D-2

ANNEX E
Pursuant to Section 5(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:
     (i) They are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board;
     (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the related rules and regulations; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriters and are attached to such letters;
     (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10 K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years included or incorporated by reference in the Company’s Annual Reports on Form 10 K for such fiscal years;
     (iv) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302 and 503(d), respectively, of Regulation S-K;
     (v) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for

Annex I-1

financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:
     (A) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the rules and regulations adopted by the Commission thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;
     (B) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and
     (C) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and
     (vi) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriters or in documents incorporated by reference in the Prospectus specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

Annex I-2

All references in this Annex I to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Underwriting Agreement for purposes of such letter and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) in relation to the Securities for purposes of the letter delivered at the Closing Date for such Securities.

Annex I-3